                       [ARTHUR ANDERSEN LLP LETTERHEAD]

                                                                 Exhibit 99.2

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Big B, Inc.:

We have audited the accompanying consolidated balance sheets of Big B, Inc. (an Alabama corporation) and subsidiaries as of February 3, 1996 and January 28, 1995 and the related consolidated statements of operations, shareholders' investment, and cash flows for each of the three fiscal years in the period ended February 3, 1996. These financial statements are the responsibity of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Big B, Inc. and subsidiaries as of February 3, 1996 and January 28, 1995 and the results of their operations and their cash flows for each of the three fiscal years in the period ended February 3, 1996 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The following Schedule II is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic consolidated financial statements. This information has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                                /s/ Arthur Andersen LLP

Birmingham, Alabama
March 11, 1996